[logo - American Funds®]	American Balanced Fund, Inc. One Market, Steuart Tower Suite 1800 San Francisco, California 94105 Phone (415) 421-9360

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

ROBERT G. O'DONNELL, Vice Chairman and Principal Executive Officer, and JENNIFER M. BUCHHEIM, Treasurer and Principal Financial Officer of American Balanced Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended December 31, 2008 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN BALANCED FUND, INC.	AMERICAN BALANCED FUND, INC.

/s/ Robert G. O'Donnell	/s/ Jennifer M. Buchheim
Robert G. O'Donnell, Vice Chairman	Jennifer M. Buchheim, Treasurer

Date: March 10, 2009	Date: March 10, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN BALANCED FUND, INC. and will be retained by AMERICAN BALANCED FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.